Execution Version
Parent Guaranty
Parent Guaranty (this “Guaranty”), dated as of February 12, 2026, by agilon health, inc., a Delaware corporation (as further defined in the Credit Agreement described below, “Parent” or the “Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent for the Secured Parties (in such capacity, the “Administrative Agent”, and together with the other Secured Parties, each, a “Guarantied Party” and, collectively the “Guarantied Parties”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement referred to below.
W i t n e s s e t h:
Whereas, pursuant to the Credit Agreement dated as of February 18, 2021 (together with all exhibits and schedules thereto and as amended by the First Amendment to Credit Agreement, dated as of March 1, 2021, as further amended by the Second Amendment to Credit Agreement, dated as of May 25, 2023, as further amended by the Third Amendment to Credit Agreement, dated as of the date hereof (the “Third Amendment”) and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among agilon health management, inc., a Delaware corporation (the “Borrower”), Agilon Health Intermediate Holdings, Inc., as Holdings, the Lenders and other financial institutions party thereto, the Issuers party thereto, and the Administrative Agent, the Lenders and Issuers have severally agreed to make Loans and other extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
Whereas, Parent is the ultimate shareholder of all outstanding capital stock of Holdings;
Whereas, the Guarantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the Borrower under the Credit Agreement; and
Whereas, it is a condition precedent to the effectiveness of the Third Amendment that Parent shall have executed and delivered this Guaranty to the Administrative Agent for the benefit of the Guarantied Parties;
Now, Therefore, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Guaranty.
(a)To induce the Lenders to make the Loans and the Issuers to issue Letters of Credit, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations (as defined below) owed to the Guarantied Parties and, in each case to the maximum extent permitted by applicable law, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against the Borrower, now or hereafter existing, or due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or any similar Requirements of Law (such laws, together with the Bankruptcy Code, the “Bankruptcy Laws”), whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.
(b)For purposes of this Guaranty, the following terms shall have the following meanings:
(c)“Borrower Obligations” means, with respect to the Borrower, the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification or otherwise), present or future, arising under the Credit Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Borrower Obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), charges, expenses, fees, attorneys’ fees and disbursements and other sums chargeable to the Borrower under the Credit Agreement or any other Loan Document, and all obligations of the Borrower under any Loan Document to provide Cash Collateral for Letter of Credit Obligations.  With respect to the Guarantor, if and to the extent, under the Commodity Exchange Act or any rule, regulation or order of the CFTC (or the application or official interpretation of any thereof), all or a portion of the guarantee of the Guarantor of the obligation (the “Excluded Borrower Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (or the analogous term or section in any amended or successor statute) is or becomes illegal, the Borrower Obligations guaranteed by the Guarantor shall not include any such Excluded Borrower Obligation.
(d)“Excluded Borrower Obligation” has the meaning set forth in the definition of “Borrower Obligations”.
(e)“Excluded Obligation” has the meaning set forth in the definition of “Obligations”.
(f)“Obligations” means, with respect to the Guarantor, the collective reference to (i) the Borrower Obligations of the Borrower, (ii) all obligations and liabilities of any Loan Party other than the Guarantor that may arise under or in connection with any Hedging Contract with (x) any

Person that either was a Lender or any Affiliate at the time it entered into such Hedging Contract or (y) any other Person designated by the Borrower in writing to the Administrative Agent so long as, with respect to any such Hedging Contract, the Borrower has offered to the Revolving Credit Lenders (on a pro rata basis based on the aggregate amount of Revolving Commitments held by each Revolving Credit Lender) a right to bid on at least two-thirds, in the aggregate, of the nominal nature of such Hedging Contract, and such other Person’s offered terms and conditions are in good faith determined by the Borrower to be superior to any offer from such Revolving Credit Lenders and (iii) any Cash Management Obligations of the Borrower or any Subsidiary thereof.   With respect to the Guarantor, if and to the extent, under the Commodity Exchange Act or any rule, regulation or order of the CFTC (or the application or official interpretation of any thereof), all or a portion of the guarantee of the Guarantor of the obligation (together with the Excluded Borrower Obligation, the “Excluded Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (or the analogous term or section in any amended or successor statute) is or becomes illegal, the Guarantor Obligations of the Guarantor shall not include any such Excluded Obligation.
(g)The Guarantor further agrees that, if any payment made by the Borrower or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Guarantied Party to the Borrower, its estate, trustee, receiver or any other party, including the Guarantor, under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guarantor’s liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto this Guaranty shall have been cancelled or surrendered, this Guaranty shall, to the maximum extent permitted by applicable law, be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment.
(h)Notwithstanding anything herein or in any other Loan Document to the contrary, the obligations of Parent under this Guaranty, including in respect of its Obligations, are unsecured.
Section 2.Limitation of Guaranty. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by the Guarantor under any Requirement of Law relating to fraudulent conveyance or fraudulent transfer (including section 548 of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of the Guarantor hereunder) before taking into account any liabilities under any other guarantee (other than any other guarantee of the Obligations);.
Section 3.Representations and Warranties. The Guarantor hereby represents and warrants to the Lenders, the Issuers and the Administrative Agent, on and as of the date hereof, that:

(a)the execution, delivery and performance by the Guarantor of this Guaranty:
(i)are within the Guarantor’s corporate powers;
(ii)have been duly authorized by all necessary action, including the consent of shareholders where required;
(iii)do not and will not (A) contravene the Guarantor’s Constituent Documents in any respect that would reasonably be expected to have a Material Adverse Effect, (B) violate any other Requirement of Law applicable to the Guarantor (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to the Guarantor in any respect that would reasonably be expected to have a Material Adverse Effect, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of the Guarantor in any respect that would reasonably be expected to have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any property of the Guarantor; and
(iv)do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than (A) those that have been or will be, prior to the date hereof, obtained or made, and each of which on the date hereof will be in full force and effect and (B) those the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect;
(b)this Guaranty has been duly executed and delivered by the Guarantor. This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms subject only to applicable laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally and (ii) general equitable principles including the discretion that a court may exercise in the granting of equitable remedies; and
(c)the representations and warranties set forth in Sections 4.1 through 4.3, Section 4.6, Sections 4.10 through 4.15 and Section 4.20 of the Credit Agreement, in each case, as to the Guarantor (as though such representations and warranties applied to the Guarantor, mutatis mutandis), are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranties shall have been true and correct in all material respects as of such earlier date.
Section 4.Authorization; Other Agreements. The Guarantied Parties are hereby authorized, without notice to or demand upon the Guarantor, which notice or demand is expressly waived hereby to the maximum extent permitted by applicable law, and without discharging or otherwise affecting the obligations of the Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do any of the following in accordance with the terms and conditions of the other Loan Documents:
(a)supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including, without limitation, the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guarantied Parties or any of them, including, without limitation, any increase or decrease of principal or the rate of interest thereon;
(b)waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including, without limitation, the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guarantied Parties or any of them;

(c)accept partial payments on the Obligations;
(d)receive, take and hold additional security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;
(e)settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;
(f)add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with the Borrower or any other guarantor, maker or endorser;
(g)apply to the Obligations any and all payments or recoveries from the Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or from the Guarantor to the Obligations in such order as provided herein whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;
(h)apply any and all payments or recoveries from the Guarantor of the Obligations or sums realized from security furnished by the Guarantor upon its indebtedness or obligations to the Guarantied Parties, or any of them, whether or not such indebtedness or obligations relate to the Obligations; and
(i)refund at any time any payment received by any Guarantied Party in respect of any of the Obligations, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor hereunder in respect of the amount so refunded;
even if any right of reimbursement or subrogation or other right or remedy of the Guarantor is extinguished, affected or impaired by any of the foregoing (including, without limitation, any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations which impairs any subrogation, reimbursement or other right of the Guarantor).
Section 5.Guaranty Absolute and Unconditional. (a) The Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees, to the maximum extent permitted by applicable law, that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of:
(i)the invalidity or unenforceability of any of the Obligations or any agreement or instrument relating thereto, or any security for, or other guaranty of the Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations or any part of them;
(ii)the absence of any attempt to collect the Obligations or any part of them from the Borrower or other action to enforce the same;
(iii)[reserved];
(iv)any Guarantied Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provisions of other Bankruptcy Laws;

(v)any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code or any comparable provisions of other Bankruptcy Laws;
(vi)the disallowance, under Section 502 of the Bankruptcy Code or any comparable provisions of other Bankruptcy Laws, of all or any portion of any Guarantied Party’s claim (or claims) for repayment of the Obligations ;
(vii)any use of cash collateral under Section 363 of the Bankruptcy Code or any comparable provisions of other Bankruptcy Laws;
(viii)any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
(ix)[reserved];
(x)any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Holdings, the Borrower, the Guarantor or any of the Borrower’s Subsidiaries, including without limitation, any discharge of, or bar or stay against collecting, all or any of the Obligations (or any part of them or interest thereon) in or as a result of any such proceeding;
(xi)failure by any Guarantied Party to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;
(xii)any action taken by any Guarantied Party if such action is authorized hereby;
(xiii)any election following the occurrence of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party’s rights under the UCC (or other applicable legislation) or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party’s rights with respect to such personal and real property, respectively;
(xiv)any change in the corporate existence or structure of the Borrower or any other Loan Party (other than as permitted in the Credit Agreement);
(xv)any defense, set-off or counterclaim (other than a defense of payment or performance in full) which may at any time be available to or be asserted by the Guarantor or any other Person against any Guarantied Party;
(xvi)any Requirement of Law affecting any term of the Guarantor’s obligations under this Guaranty; or
(xvii)any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations or cash collateralization thereof in accordance with the Credit Agreement.
(a)The Guarantor shall automatically be released from its obligations hereunder and the Guaranty of the Guarantor shall be automatically released pursuant to, and under the circumstances described in, Section 10.8(c) of the Credit Agreement.
Section 6.Waivers. The Guarantor hereby waives, to the extent not prohibited by Requirement of Law, diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower. The Guarantor shall not, until the Obligations are indefeasibly paid in full in cash or cash collateralized in full in accordance with the Credit Agreement and the Commitments have been terminated, assert any claim or counterclaim it may have against the Borrower or set off any of its obligations to the Borrower against any obligations of the Borrower to it. In connection with the foregoing, the Guarantor covenants that its obligations hereunder shall not be discharged, except by payment in full in cash of the Obligations or cash collateralization in full thereof in accordance with the Credit Agreement.
Section 7.Reliance. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that no Guarantied Party shall have any duty to advise the Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, such Guarantied Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.
Section 8.Waiver of Subrogation and Contribution Rights. Until the Obligations have been indefeasibly paid in full in cash or cash collateralized in full in accordance with the Credit Agreement and the Commitments have been terminated, the Guarantor shall not enforce or otherwise exercise any right or remedy by reason of any performance by it of its Guaranty, including any right of subrogation to any of the rights of the Guarantied Parties or any part of them against the Borrower or any right of reimbursement or contribution or similar right against the Borrower by reason of this Guaranty or by any payment made by the Guarantor in respect of the Obligations.
Section 9.Subordination. The Guarantor hereby agrees that during the continuation of an Event of Default specified in Section 9.1(a), (b) or (f) of the Credit Agreement, any Indebtedness of the Borrower now or hereafter owing to the Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to the payment of all of the Obligations, and that, except as permitted pursuant to the Credit Agreement, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Obligations have been indefeasibly paid in full in cash and this Guaranty is terminated and of no further force or effect. The Guarantor shall not accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing. During the continuance of an Event of Default specified in Section 9.1(a), (b) or (f) of the Credit Agreement, Holdings shall procure that the Borrower shall, upon demand, pay to the Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt that it would otherwise make under such Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Obligations as provided in Section 2.13(f) of the Credit Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by the Guarantor as trustee for the Guarantied Parties and shall be paid over to the Administrative Agent immediately on account of the Obligations, but without otherwise affecting in any manner the Guarantor’s liability hereof. The Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by Requirement of Law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of the Guarantor’s rights thereunder. If for any reason the Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim is permitted to be filed, the Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in the Guarantor’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, the Guarantor hereby assigns to the Administrative Agent all of the Guarantor’s rights to any payments or distributions to which the Guarantor otherwise would be entitled. If the amount so paid is greater than the Guarantor’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, the Guarantor hereby irrevocably appoints the Administrative Agent as its attorney in fact to exercise all of the Guarantor’s voting rights with respect to the Guarantor’s Guarantor Subordinated Debt in connection with any bankruptcy proceeding or any plan for reorganization of the Borrower.
Section 10.Default; Remedies. The obligations of the Guarantor hereunder are independent of and separate from the Obligations. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrower or any other guarantor of the Obligations, or against any Collateral under the Loan Documents or joining the Borrower or any other guarantor in any proceeding against the Guarantor.
Section 11.Irrevocability. Subject to the release of the Guaranty of the Guarantor pursuant to Section 5(b), this Guaranty shall, to the maximum extent permitted by applicable law, be irrevocable as to any and all of the Obligations until the Commitments have been terminated and all monetary Obligations then outstanding have been indefeasibly repaid in full in cash or cash collateralized in full in accordance with the Credit Agreement, at which time this Guaranty shall automatically be cancelled. Upon such cancellation or release pursuant to Section 5(b) and at the written request of the Guarantor or its successors or assigns, and at the cost and expense of the Guarantor or its successors or assigns, the Administrative Agent shall execute (without recourse, representation or warranty of any kind) in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence (a) in the case of such cancellation, the termination of this Guaranty and (b) in the case of the circumstances described in Section 5(b), the release of this Guaranty with respect to the Guarantor.
Section 12.Setoff. Upon the occurrence and during the continuance of any Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply all deposits (general or special, time or demand, provisional or final) (other than against any Government Accounts Receivable (as defined in the Pledge and Security Agreement) (prior to the assignment of such Government Account Receivable established by or pursuant to the order of a court of competent jurisdiction)) at any time held or other indebtedness owing by such Guarantied Party or its Affiliates to or for the credit or the account of the Guarantor against any and all of the Obligations now or hereafter existing whether or not such Guarantied Party shall have made any demand under this Guaranty, the Credit Agreement or any other Loan Document and even though such Obligations may be unmatured.
Section 13.No Marshalling. The Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Obligations.
Section 14.Enforcement; Amendments; Waivers. No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon any Guarantied Party, except as expressly set forth in a writing duly signed and delivered by the Administrative Agent

(with the consent or the instruction of the party or parties necessary to make such modification or give such waiver under the Credit Agreement). Failure by any Guarantied Party at any time or times hereafter to require strict performance by the Borrower, the Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Guarantied Party, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or the Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party’s rights and remedies or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal, interest and/or other amount owing by the Borrower to a Guarantied Party shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.
Section 15.Successors and Assigns. This Guaranty shall be binding upon the Guarantor and upon the successors and assigns of the Guarantor and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; provided, that the Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (with the consent or the instruction of the party or parties necessary to make such modification or give such waiver under the Credit Agreement) (and any attempted assignment without such consent shall be null and void). All references herein to the Borrower and to the Guarantor shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantor and the Borrower shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.
Section 16.Governing Law. This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.
Section 17.Submission to Jurisdiction; Service of Process.
(a)Any legal action or proceeding with respect to this Guaranty, and any of the other Loan Documents to which the Guarantor is party, shall be brought in the New York Courts, and, by execution and delivery of this Guaranty, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the New York Courts and any appellate courts; provided that nothing herein shall be deemed or operate to preclude, if all such New York Courts decline jurisdiction over such Person, or decline (or, in the case of the New York Federal Courts, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding that is brought with respect thereto in another court having jurisdiction. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
(b)The Guarantor hereby irrevocably designates, appoints and empowers the Borrower in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding brought in the United States of America arising out of or in connection with this Guaranty or any of the other Loan Documents. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the Guarantor in care of the Borrower at the Borrower’s address specified in Section 11.9 of the Credit Agreement or at such other address as the Borrower may specify pursuant to Section 11.9 of the Credit Agreement, and the Guarantor hereby irrevocably authorizes and directs the Borrower to accept such service on its behalf. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Requirement of Law.
(c)Nothing contained in this Section 17 shall affect the right of the Administrative Agent or any other Guarantied Party to serve process in any other manner permitted by Requirement of Law or commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.
Section 18.Certain Terms. The following rules of interpretation shall apply to this Guaranty: (a) the terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term “including” means “including without limitation” except when used in the computation of time periods.
Section 19.Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE AGENT, THE OTHER GUARANTIED PARTIES AND THE GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
Section 20.Notices. Any notice or other communication herein required or permitted shall be given as provided in Section 11.9 of the Credit Agreement and, in the case of the Guarantor, to the Guarantor in care of the Borrower.
Section 21.Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under Requirement of Law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
Section 22.Waiver. The Guarantor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damage in any legal action or proceeding in respect of this Guaranty or any of the other Loan Documents.
Section 23.Execution in Counterparts. This Guaranty may be executed in any number of counterparts (including by facsimile or other electronic transmissions (i.e., a “pdf” or “tif”)) and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart hereof by telecopy shall be effective as delivery of a manually executed counterpart hereof.
Section 24.Entire Agreement. This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantor, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

In Witness Whereof, this Guaranty has been duly executed on the date first set forth above.
        Agilon Health, Inc.

By:/s/ DENISE ZAMORE_______
    Name: Denise Zamore
Title: Chief Legal Officer and
         Corporate Secretary

[Signature Page to Parent Guaranty]

Acknowledged And Agreed
as of the date first above written:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:     /s/ WILLIAM R. DOOLITTLE
    Name: William R. Doolittle
    Title: Executive Director

[Signature Page to Parent Guaranty]